UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     June 13, 2007

WATAIRE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Washington	000-49955	91-2060082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21550 Oxnard Street. Suite 300, Woodland Hills, CA 91367
(Address of principal executive offices)

Registrant's telephone number, including area code: (310) 728-6306

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE CONTRACT.

On June 13, 2007, Wataire International, Inc. (the “Company”) entered into a Marketing Agency Agreement (the “Agreement”) with Access Energy Technologies Ltd., a British Columbia, Canada limited corporation (“Access”), pursuant to which the Company appointed Access to be a non- exclusive marketing and distribution agent for the country of Nigeria to distribute and sell the Wataire water-generating products (the “Products”) under a private label.  The term of the exclusive license extends for a period of 180 days with an option to negotiate an extension.

As part of the consideration for the agreement, Access agreed to place an initial order of one 40-ft container of WII-4010 units within 90 days of signing the agreement and to annual minimum quantities of 3 - 40ft containers with a minimum of one container purchase every 120 days

Item 9.01	Financial Statements and Exhibits.

(c)  Exhibits.    Furnished pursuant to Item 1.01

10.1    License Agreement between Wataire International, Inc. and Access Energy Technologies Ltd. dated June 13, 2007

99.1    Press Release dated June 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATAIRE INTERNATIONAL, INC.

Date: June 18, 2007
	By:	/s/ Robert Rosner
Robert Rosner